Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 12, 2020 AMCI, Merger Sub and Advent, entered into the original Merger Agreement, pursuant to which Merger Sub merged with and into the Advent, effective as of February 4, 2021, for an aggregate value equal to $250,000,000 minus the amount of the Closing Net Indebtedness, with each share of New Advent common stock valued for such purposes at $10.00. Advent survived the Business Combination as a wholly owned subsidiary of AMCI, and AMCI was renamed to “Advent Technologies Holdings, Inc.”

References to Merger Agreement are construed to refer to the Merger Agreement noted above as amended on October 19, 2020 to remove the requirement for AMCI to cash-out all outstanding Warrants and amended again on December 31, 2020 to (a) reduce the size of the board of directors of the Combined Entity following the Business Combination from nine members to seven members, (b) increase the amount of aggregate cash bonus payments to be made in connection with Closing from $2,955,208 to $4,995,202, and (c) amend certain terms of the form of employment agreement of Christos Kaskavelis.

The following unaudited pro forma condensed combined financial statements of AMCI present the combination of the financial information of AMCI and Advent adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 combines the historical balance sheet of AMCI as restated and the historical balance sheet of Advent on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on December 31, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 combine the historical statements of operations of AMCI as restated and Advent for such period on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented:

•	the merger of Advent with and into Merger Sub, a wholly owned subsidiary of AMCI, with Advent surviving the merger as a wholly owned subsidiary of AMCI;
•
the redemption of 1,606 shares of AMCI’s Class A common stock at a price of approximately $10.30 per share, for an aggregate of $16,536, in connection with the consummation of the Business Combination;

•
the issuance and sale of 6,500,000 shares of AMCI’s Class A common stock at a purchase price of $10.00 per share, for an aggregate of $65 million, in the PIPE pursuant to the Subscription Agreement; and

•	the issuance and sale of 400,000 working capital warrants at a price of $1.00 per Warrant.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Business Combination; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on AMCI’s results following the completion of the Business Combination.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;
•
the historical audited financial statements of AMCI as restated as of and for the year ended December 31, 2020 and the related notes, in each case, incorporated by reference into this Current Report on Form 8-K;

•
the historical audited consolidated financial statements of Advent as of and for the year ended December 31, 2020 and the related notes, in each case, incorporated by reference into this Current Report on Form 8-K; and

•	other information relating to AMCI and Advent contained in the Prospectus, including the merger agreement and the description of certain terms thereof set forth under “The Business Combination”.

After giving effect to the redemption of the Class A public shares, Advent’s shareholders hold 25,033,398 shares of AMCI common stock immediately after the Closing, which approximates a 54% ownership level.

Stockholder	%	No. shares
Advent	54.3	25,033,398
Public	19.6	9,059,530
Sponsor	5.4	2,474,009
AMCI’s executive management	1.1	485,000
Other AMCI holders	5.5	2,554,010
PIPE Investors	14.1	6,500,000
Total	100%	46,105,947

The foregoing ownership percentages with respect to the Combined Entity following the Business Combination reflect that (i) there are no adjustments for the outstanding public, private placement or working capital warrants issued by AMCI; (ii) Advent’s Closing Net Indebtedness was ($334,359.63), computed as debt less cash and cash equivalents, immediately prior to the Closing; (iii) no awards were issued under the Equity Incentive Plan, and (iv) AMCI did not engage in any kind of equity financing prior to the Closing, other than the $65 million PIPE investment described above.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, AMCI is treated as the acquired company and Advent is treated as the acquirer for financial statement reporting purposes. Advent has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Advent’s existing stockholders have the greatest voting interest in the Combined Entity with 54.3% voting interest;
•	the largest individual minority stockholder of the Combined Entity is an existing stockholder of Advent;
•	Advent’s appointed directors represent five out of seven board seats for the Combined Entity’s board of directors;
•	Advent selects all senior management (executives) of the Combined Entity;
•	Advent’s senior management comprise the majority of the senior management of the Combined Entity; and
•	Advent operations are the only continuing operations of the Combined Entity.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the merger occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of AMCI following the completion of the merger. The unaudited pro forma adjustments represent AMCI’s management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2020

	As of December 31, 2020				As of December 31, 2020
	AMCI (Historical, As Restated)	Advent (Historical)	Pro Forma Adjustments (As Restated)		Pro-Forma Combined (As Restated)
ASSETS
Current assets:
Cash	$24,945	$515,734	$133,768,869	A	$134,309,548
Inventories	—	107,939	—		107,939
Accounts receivable, net	—	421,059	—		421,059
Due from related parties		67,781			67,781
Contract assets	—	85,930	—		85,930
Prepaid expenses	—	1,724	—		1,724
Other current assets	—	495,021	—		495,021
Prepaid income tax	203,613	—	—		203,613
Prepaid Expenses and other current assets	353,959	—	—		353,959
Total current assets	582,517	1,695,188	133,768,869		136,046,574
Cash and investments held in Trust Account	93,340,005	—	(93,340,005)	B	—
Property and equipment	—	198,737	—		198,737
Other assets	—	136	—		136
Total Assets	$93,922,522	$1,894,061	$40,428,864		$136,245,447
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts Payable	349,439	—	(349,439)	C, F	—
Trade and other payables	—	881,394	(540,026)	E	341,368
Due to related parties	—	1,114,659	—		1,114,659
Accrued Expenses	25,000	—	(25,000)	F	—
Franchise tax payable	40,050	—	(40,050)	C	—
Income Tax payable	—	201,780			201,780
Promissory Note	2,365,649	—	(2,365,649)	C	—
Promissory Note- Related Party	400,000		(400,000)	Q	—
Contract Liabilities	—	167,761	—		167,761
Other current liabilities	—	904,379	(208,245)	E.I	696,134
Deferred income from grants, current	—	158,819	—		158,819
Total current liabilities	3,180,138	3,428,792	(3,928,409)		2,680,521
Warrant liabilities	109,466,579	—	(71,484,020)	R	37,982,559
Deferred underwriting fees	7,718,227	—	(7,718,227)	D	—
Provision for staff leave indemnities	—	33,676	—		33,676
Deferred income from grants, non -current		182,273	—		182,273
Other long term liabilities	—	42,793	—		42,793
Total liabilities	120,364,944	3,687,534	(83,130,657)		40,921,821
Commitments
Stockholders Equity
Class A common stock	906	—	3,704	K	4,610
Class B common stock	551	—	(551)	M	—
Common Stock (Advent)	—	3,037	(3,037)	N	—
Preferred stock series A (Advent)	—	844	(844)	N	—
Preferred stock series seed (Advent)	—	2,096	(2,096)	N	—
Additional paid-in capital	53,536,057	10,990,288	49,977,610	N	114,503,955
Accumulated other comprehensive income	—	111,779			111,779
Retained earnings/(Accumulated Deficit)	(79,979,936)		79,979,936	O	—
Accumulated Deficit (Advent)	—	(12,901,517)	(6,395,202)	P	(19,296,719)
Total stockholders Equity	(26,442,422)	(1,793,473)	123,559,521		95,323,625
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$93,922,522	$1,894,061	$40,428,864		$136,245,447

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

	Year Ended December 31, 2020				Year Ended December 31, 2020
	AMCI (Historical, As Restated)	Advent (Historical)	Pro Forma Adjustments		Pro Forma Combined (As Restated)
Revenue, net	$—	$882,652	$—		$882,652
Cost of revenues	—	(513,818)	—		(513,818)
Income from grants		206,828	—		206,828
Administrative and selling expenses	—	(3,536,889)	70,089	(CC), (EE)	(3,466,800)
Research and development	—	(102,538)	—		(102,538)
Operating Costs and formation costs	(1,422,570)	—	489,561	(AA), (EE)	(933,009)
Franchise tax expense	(208,794)	—	—		(208,794)
Other operating expenses	—	(9,967)			(9,967)
Loss from operations	(1,631,364)	(3,073,732)	559,650		(4,145,446)
Change in fair value of warrant liabilities	(99,220,125)	—	67,699,876	(FF)	(31,520,249)
Other income – dividends and interest	836,541	—	(836,541)	(DD)	—
Finance costs	—	(5,542)	—		(5,542)
Foreign exchange differences, net	—	(26,072)	—		(26,072)

Other expenses		(15,696)			(15,696)
(Loss) Income before provision for income tax	(100,014,948)	(3,121,042)	67,422,985		(35,713,005)
Provision for income tax	(199,030)	—	199,030	(GG)	—
Net (loss) income	$(100,213,978)	$(3,121,042)	$67,622,015		$(35,713,005)
Weighted average number of common shares outstanding, basic and diluted	8,135,082				46,105,947
Basic and diluted net loss per share	$(12.32)				$(0.77)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, AMCI is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Advent Technologies Inc. issuing stock for the net assets of AMCI, accompanied by a recapitalization. The net assets of AMCI are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 gives pro forma effect to the Business Combination as if it had been consummated on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	AMCI’s audited balance sheet as of December 31, 2020 (As Restated) and the related notes included in this prospectus included in the Company's Annual Report on Form 10-K; and
•	Advent’s audited consolidated balance sheet as of December 31, 2020 and the related notes included in this prospectus into this Current Report on Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	AMCI’s audited statement of operations for the year ended December 31, 2020 As Restated) and the related notes included in the Company's Annual Report on Form 10-K; and
•	Advent’s audited statement of operations for the year ended December 31, 2020 and the related notes included elsewhere in this Current Report on Form 8-K.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Merger Agreement are based on certain currently available information and certain assumptions and methodologies that Management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the merger based on information available to Management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of AMCI and Advent.

2.	Accounting Policies and Restatement of Previously Issued Annual Financial Statements

Management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused in part on provisions in warrant agreements that provide for settlement of cash in a tender offer that is different than the underlying stock and the potential changes to the settlement amounts dependent upon the characteristics of the warrant holder, and because the holder of a warrant is not an input into the pricing of a fixed-for-fixed option on equity shares, such provisions would preclude the warrant from being classified in equity and thus the warrant should be classified as a liability. As a result of the SEC Statement, the Company reevaluated the accounting treatment of the public warrants and the private placement warrants issued in connection with the initial public offering of AMCI Acquisition Corp. (“AMCI”) and recorded in equity in the Company's consolidated balance sheet at December 31, 2020 as well as a result of the business combination occurring on February 4, 2021.

Accordingly, due to this restatement, the public warrants and the private placement warrants have been classified as a liability at fair value on the Company’s consolidated balance sheet at December 31, 2020 and December 31, 2019, and the change in the fair value of such liability in each period is recognized as a gain or loss in the Company’s consolidated statements of earnings (loss) and comprehensive income (loss). These warrants are deemed equity instruments for income tax purposes, and accordingly, there is no tax accounting relating to changes in the fair value of the warrants recognized.

In our analysis of the warrants post-closing of the business combination, we have determined that due to the single class of common stock, the public warrants will be classified as equity for future reporting periods.  The private placement warrants, together with the working capital warrants issued at the consummation of the Business Combination, will continued to be classified as a liability at fair value.  For periods following the Business Combination “Warrants” refers to the public warrants, private placement warrants and working capital warrants, collectively.

The Company reclassified certain transaction cost incurred in 2018 and reported as part of additional paid-in capital as an income statement expense. Transaction cost adjustment was made to reflect reclassification of warrants as liability instruments. The adjustment amounted to $ 1,302,034 and was recorded effective November 20, 2018.

The impact of this correction to the applicable reporting periods for the financial statement line items impacted is as follows:

 Pro Forma Combined
Statement of Operations for the Year Ended
December 31, 2020

	As Reported	Restatement Impact	As Restated
Change in fair value of warrant liabilities	-	(31,520,249)	(31,520,249)
(Loss) income before provision for income tax	(4,192,756)	(31,520,249)	(35,713,005)
Net (loss) income	(4,192,756)	(31,520,249)	(35,713,005)
Basic and diluted net loss per share, Common stock	$(0.09)	(0.68)	(0.77)

Pro Forma Combined
Balance Sheet for the Year Ended
December 31, 2020

	As Reported	Restatement Impact	As Restated
Warrant Liabilities	-	37,982,559	37,982,559
Total Liabilities	2,939,263	37,982,558	40,921,821
Class A common stock	4,610	-	4,610
Additional paid-in capital	151,774,348	(37,270,393)	114,503,955
Accumulated Deficit	(18,584,553)	(712,166)	(19,296,719)
Total Stockholders’ Equity	133,306,184	(37,982,559)	95,323,625

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. AMCI and Advent Technologies Inc. have not had any historical relationship prior to the merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

Adjustments (As Restated) to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2020 are as follows:

(A)	Represents pro forma adjustments to the cash balance to reflect the following:

Investment held in Trust Account	$93,323,469	(B)
Net proceeds from subscription agreement	65,000,000	(J)
Settlement of AMCI’s current liabilities	(2,410,578)	(C)
Payment of deferred underwriter fees	(7,718,227)	(D)
Payment of transaction costs for Advent	(3,515,643)	(E)
Payment of transaction costs for AMCI	(4,740,442)	(F)
Payment of unrecognized contingent liability	(474,508)	(G)
Transaction bonus payments	(4,995,202)	(H)
One time signing bonus to executives	(700,000)	(I)
Total	$133,768,869	(A)

(B)
Reflects the reclassification of the amount of $93,349,005 of cash and cash equivalents held in the Trust Account that becomes available following the merger, after giving effect to the redemption of 1,606 shares of AMCI’s Class A common stock at a redemption value of $16,536 resulted in connection with the consummation of the Business Combination.

(C)
Reflects the repayment of AMCI’s current liabilities of $2,410,578 (amount $40,050 of franchise tax payables, amount $2,365,649 of the promissory note, and amount $4,879 of the remaining accounts payable after the effect of payment of the transaction costs as described in note 3(F) below), upon close of the Business Combination.

(D)	Reflects the payment of $7,718,227 of deferred underwriters’ fees incurred during the AMCI initial public offering due upon completion of the Business Combination.

(E)
Represents transaction costs incurred or expected to be incurred by Advent of approximately $3,785,206 for advisory, banking, printing, legal, and accounting fees as part of the merger.  These costs consist of $269,563 incurred and paid, of $540,026 incurred and recognized in trade and other payables, of $908,245 incurred and recognized as other current liabilities, and of $2,067,372 expected as part of the transaction. An amount of $1,717,834 has been incurred and has been recorded on Advent's statement of operations. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $3,515,643, a decrease in additional paid in capital by $2,067,372, a decrease of trade and other payables by $540,026 and decrease of current liabilities by $908,245.

(F)
Represents transaction costs and underwriting costs incurred or expected to be incurred by AMCI of approximately $4,740,442 ($3,275,000 relates to the PIPE and $1,465,442 for advisory, banking, printing, legal and accounting fees).  These costs consist of $344,560 previously incurred and recognized in accounts payables, of $25,000 previously incurred and recognized as accrued expenses, and of $4,370,882 expected as part of the transaction. The amount of previously incurred of $369,561 has previously affected AMCI’s statements of operations, the effect of which has been eliminated in the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $4,740,442 with a corresponding decrease in additional paid in capital of $4,370,882 and decrease of accounts payables by $344,560 and decrease of accrued expenses by $25,000.

(G)
Reflects the payment of AMCI’s deferred unrecognized contingent liability of $474,508, payable at the consummation of the Business combination. The unaudited pro forma condensed combined balance sheet reflects this cost as a reduction of cash of $474,508 with a corresponding decrease of $474,508 in retained earnings/(accumulated deficit). This cost is not included in the unaudited pro forma condensed combined statement of operations as it is nonrecurring.

(H)
Reflects Combined Entity’s Transaction Bonus Agreements with Advent’s management team for aggregate cash bonus payments of $4,995,202 payable in connection with the Closing. This cost is not included in the unaudited pro forma condensed combined statement of operations as it is nonrecurring.

(I)
Represents one time signing bonus of an aggregate amount of $ 1,400,000 to the Chief Executive Officer, Chief Financial Officer, Chief Technology Officer and Chief Operating Officer and General Counsel of the Combined Entity, payable in two equal installments, with the first being payday following the Closing, and the second one payday following the first anniversary of the Closing. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $700,000 and an increase in other current liabilities of $700,000.

(J)
Reflects the proceeds of $65 million from the issuance and sale of 6,500,000 shares of AMCI’s Class A common stock at $10.00 per share pursuant to the subscription agreements entered on December 22, 2020 (($650 Class A common stock (K) and $64,999,350 at additional paid-in capital (N)).

(K)	Represents pro forma adjustments to the AMCI Class A common stock balance to reflect the following:

Issuance of AMCI Class A common stock from subscription agreement	650	(J)
Recapitalization between Advent Common Stock and AMCI Common Stock	2,503	(L)
Conversion of AMCI’s Class B common stock to Class A common stock	551	(M)
Total	$3,704	(K)

(L)	Represents recapitalization of common shares between Advent common stock and AMCI common stock.

(M)	Reflects the reclassification of AMCI’s Class B common stock to Class A common stock on Closing.

(N)	Represents pro forma adjustments to additional paid-in capital balance to reflect the following:

Issuance of AMCI Class A common stock from subscription agreement	64,999,350	(J)
Recapitalization between Advent Common Stock and AMCI Common Stock	(2,503)	(L)
Repayment of AMCI’s promissory note due to related party with warrants	(2,652,000)	(Q)
Payment of Advent’s transaction costs	(2,067,372)	(E)
Payment of AMCI’s transaction costs	(4,370,882)	(F)
Reclassification of AMCI’s public warrant liabilities to equity	74,536,020	(R)
Redemption of 1,606 shares of AMCI’s Class A common stock at a price of approximately $10.30 per share and par value of $ $0.0001	(16,536)	(B)
Advent’s equity reclassification adjustment	5,977
Elimination of AMCI retained earnings/(accumulated deficit)after adjustments	(80,454,444)	(O)
Total	$49,977,610	(N)

(O)	Elimination of AMCI’s historical retained earnings after recording the unrecognized contingent liability of AMCI as described in note 3(G).

(P)	Represents pro forma adjustments to Accumulated Deficit balance to reflect the following:

Transaction bonus payments	$(4,995,202)	(H)
One time signing bonus to executives	(1,400,000)	(I)

Total	$(6,395,202)	(P)

(Q)
On November 20, 2020, AMCI issued a promiss note to the Sponsor in the principal amount of up to $1,000,000 as a working capital loan and borrowed $400,000 on such working capital loan. On the Business Combination the additional current liability was repaid through issuance and sale of 400,000, working capital warrants at a price of $1.00 per Warrant. As a result, the promissory note-related party liability was decreased by $400,000, Warrant liabilities increased by $ 3,052,000 (at fair value of $7.63 per warrant on the Business Combination date), and APIC decreased by $ 2,652,000

(R)
Reflects (i) the reclassification of AMCI’s public warrant liabilities with fair value of $74,536,020, that at Business Combination meet the equity classification criteria. The unaudited pro forma condensed combined balance sheet reflects a reduction of Warrant Liabilities of $74,536,020 with a corresponding increase in additional paid in capital. And (ii) the issuance and sale of the working capital warrants increasing Warrants Liability by $3,052,000 (400,000 working capital warrants units at fair value of $7.63 per warrant on the Business Combination date) as described in note 3(Q).

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 are as follows:

(AA)	Represents pro forma adjustments to operating costs:

	Year Ended December 31, 2020 (as restated)
Elimination of historical expenses related to AMCI’s office space and related support services	$(120,000)	(BB)
Total	$(120,000)	(AA)

(BB)
Represents pro forma adjustment to eliminate historical expenses related to AMCI Acquisition Corp office space and general administrative services pursuant to the Administrative Service Agreement terminated on the Business Combination.

(CC)
Represents pro forma adjustment to reflect the new compensation arrangements with five key executives of the Combined Entity (Chief Executive Officer, Chief Financial Officer, Chief Marketing Officer, Chief Technology Officer, Chief Operating Officer and General Counsel and Business Development Representative) in connection with the Business Combination based on the Employment Agreements or Term Sheets entered into on the date of the Merger Agreement, resulting in an aggregate $1,647,745  increase in the annual compensation for these executives from their previous compensation, which are reflected in the pro forma statements of operations.

(DD)	Represents pro forma adjustment to eliminate investment income related to the investment held in the Trust Account:

	Year Ended December 31, 2020 (as restated)
Adjustment to eliminate investment income	$(836,541)
	$(836,541)	(DD)

(EE)
Reflects the elimination of non-recurring transaction expenses incurred in connection with the Business Combination. These costs are $1,717,834 for Advent as described in note 3(E) affecting administrative and selling expenses and $369,561 for AMCI as described in note 3(F) affecting operating costs.

(FF)
Represents pro forma adjustment to eliminate historical change in fair value of AMCI’s public warrant liabilities that at Business Combination meet the equity classification criteria, described in note 3(R(i)).

(GG)	Reflects income tax effect of pro forma adjustments using the estimated statutory tax rate of 21% (which is capped to the historical income tax expense incurred by AMCI).

4.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the merger agreement is being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the merger have been outstanding for the entire period presented.

Year Ended December 31, 2020 (as restated)
Pro forma net loss	$(35,713,005)
Basic weighted average shares outstanding	46,105,947
Net loss per share—basic and diluted(1)	$(0.77)

(1)
For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the initial public offering and the private placement are converted to Class A common stock of AMCI. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.